UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 28, 2009
L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION
(Exact Name of Registrants as Specified in Charter)

	011-14141	13-3937434
DELAWARE	333-46983	13-3937436

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On April 28, 2009, the Board of Directors of L-3 Communications Holdings, Inc. (the “Company”) approved amendments to, and restated, the Company’s Amended and Restated Bylaws, which changes were effective immediately upon approval. Article II of the Amended and Restated Bylaws was amended to add an advance notice provision that applies to stockholders seeking to propose business or nominate directors at a stockholder’s meeting, as more fully described below. Article VI of the Amended and Restated Bylaws was amended to protect the rights of persons entitled to indemnification after they leave the Company.
     The advance notice Bylaw under Section 2.8 — Notice of Stockholder Business and Nominations — (1) informs the Company of any stockholder business to be brought at a stockholders meeting an adequate time in advance of the meeting; (2) provides an opportunity for all stockholders to be fully informed of such matters in advance of the meeting; and (3) enables the Company’s Board of Directors to make informed recommendations or to present alternatives to the stockholders regarding such matters.
     This new provision requires, among other things, that any stockholder proposal (for director nominations or other business) be made in writing to the Company during a particular time period in advance of a stockholder meeting and that a proposal relating to the election of directors may only be brought at either an annual stockholder meeting or a special meeting for the election of directors. The new provision also requires that any stockholder proposal include certain identifying information about the stockholder or group of stockholders proposing the business, such as information about the stockholder’s or group’s holdings in the Company, whether the stockholder or group has entered into any arrangements with other stockholders in order to make such a proposal and how the stockholder or group intends to propose such business. The advance notice provision imposes a duty on the stockholder proposing such business to provide specific information about such business in a proposal and to update or supplement such proposal or information to the extent necessary to ensure that the information that has been provided to the Company is true and correct as of the meeting record date. In addition, this new provision states that unless otherwise required by law, if the stockholder or a qualified representative who has proposed a director nomination or other business does not appear in person at the stockholder or special meeting where such business is to be presented, the nomination or other business can be disregarded regardless of how many proxies in support of such nomination or other business have been received by the Company.
     The new indemnification Bylaw under Section 6.7 — Indemnification and Insurance — clarifies the indemnification provision in the Company’s Bylaws by providing that a person’s right to indemnification and advancement of expenses vests when that person becomes a director, officer, employee or agent of the Company (or is acting at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans) and that such right continues even after the person ceases to be a director, officer, employee or agent of the Company. Further, if the Bylaws are amended and such amendment affects a person’s right to indemnification or the advancement of expenses, the person’s rights will not be altered unless the person expressly consents to such amendment.
     The Board of Directors also made certain technical and conforming amendments to the Amended and Restated By-laws.
     The foregoing summary of the amendments is qualified in its entirety by reference to the Amended and Restated Bylaws which are attached hereto as Exhibit 3(ii).

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(D)	EXHIBITS

Exhibit
Number	Title

3(ii)	Amended and Restated Bylaws of L-3 Communications Holdings, Inc., effective as of April 28, 2009 (filed herewith).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION
By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary
Dated: April 29, 2009

EXHIBIT INDEX

Exhibit
Number	Description

3(ii)	Amended and Restated Bylaws of L-3 Communications Holdings, Inc., effective as of April 28, 2009 (filed herewith).